News March 29, 2019 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Brad Borror 918-588-7582 ONEOK to Participate in Mizuho Energy Summit TULSA, Okla. – March 29, 2019 – ONEOK, Inc. (NYSE: OKE) will participate in investor meetings at the Mizuho Energy Summit April 1-2, 2019, in Napa, California. The materials used at the conference will be accessible on ONEOK’s website, www.oneok.com, beginning at 5 a.m. Pacific Daylight Time (7 a.m. Central Daylight Time) on April 1, 2019. --------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500. For information about ONEOK, visit the website: www.oneok.com. For the latest news about ONEOK, find us on LinkedIn, Facebook and Twitter. ###